UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2015

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24843 (Commission File Number)	47-0810385 (IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 444-1630

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On January 8, 2015 the Board of Managers of Burlington Capital Group, LLC (“Burlington”) appointed Craig S. Allen as Chief Financial Officer of Burlington. Burlington is the company that acts as the general partner of the general partner of America First Multifamily Investors, L.P. (the “Registrant”). In that capacity, Mr. Allen will become the Chief Financial Officer of the Registrant. Mr. Allen is 56 years old.
Mr. Allen brings 20 years of experience working with public and privately traded companies with over 17 years in the financial services industry.
He was previously Senior Vice President and Chief Financial Officer at ECMC Holdings, Oakdale, Minnesota, an $80 million privately held financial services company. Prior to that, Mr. Allen was Chief Financial Officer with XO Group, Inc. (NYSE: XOXO), a publicly traded global multi-media and technology company.
Mr. Allen has a Bachelor of Science degree in Accounting from Northern Illinois University, DeKalb, Illinois. He also holds designations as a Certified Public Accountant (CPA), Chartered Global Management Accountant (CGMA), Certified Management Accountant (CMA) and International Financial Report Standards Certificate (IFRS).
In conjunction with the appointment of Mr. Allen, Mark A. Hiatt has resigned as interim Chief Financial Officer of Burlington. Mr. Hiatt will remain with Burlington and continue to serve as the Chief Executive Officer of the Registrant and assist Mr. Allen with an orderly transition as he assumes his new duties.
On January 9, 2015, the Registrant issued a press release announcing the appointment of Mr. Allen as the Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits. The following exhibits are filed with this Report. Exhibit numbers refer to the paragraph numbers under Item 601 of Regulation S-K.
99.1    Press Release issued by the Registrant on January 9, 2015 announcing a change in its Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 9, 2015
AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

By:    /s/ Mark A. Hiatt

Mark A. Hiatt
Acting Chief Financial Officer
Chief Executive Officer